N.Y.S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS   ALBANY, NY 12231-0001

ONLINE FILING RECEIPT

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ENTITY NAME: BROOKLYN CHEESECAKE & DESSERT ACQUISITION CORP.

DOCUMENT TYPE: INCORPORATION (DOM. BUSINESS)   COUNTY: WEST

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FILED:10/16/2014 DURATION:PERPETUAL CASH#:141016010040 FILE#:141016010040
DOS ID:4651595

FILER:	EXIST DATE
ANTHONY MERANTE 2070 CENTRAL PARK AVENUE 2ND FLOOR YONKERS, NY 10710	10/16/2014

ADDRESS FOR PROCESS:

THE CORPORATION
2070 CENTRAL PARK AVENUE
2ND FLOOR
YONKERS, NY 10710

REGISTERED AGENT:

STOCK: 200 NPV

The corporation is required to file a Biennial Statement with the Department of State every two years pursuant to Business Corporation Law Section 408. Notification that the Biennial Statement is due will only be made via email. Please go to www.email.ebiennial.dos.ny.gov to provide an email address to receive an email notification when the Biennial Statement is due.

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SERVICE COMPANY: VCORP SERVICES, LLC-HD
SERVICE CODE: HD

FEE:	135.00	PAYMENTS	135.00
FILING:	125.00	CHARGE	0.00
TAX:	10.00	DRAWDOWN	135.00
PLAIN COPY:	0.00		

ACKNOWLEDGEMENT COPY

CERTIFICATE OF INCORPORATION
OF
BROOKLYN CHEESECAKE & DESSERT ACQUISITION CORP.

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is:

BROOKLYN CHEESECAKE & DESSERT ACQUISITION CORP.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is WESTCHESTER.

FOURTH: The total number and value of shares of common stock which the corporation shall have authority to issue is: 200 SHARES WITH NO PAR VALUE.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is:

THE CORPORATION
2070 Central Park Avenue
2nd Floor
Yonkers, NY 10710

I certify that I have read the above statements, I am authorized to sign these Certificate of Incorporation, that the above statements are true and correct to the best of my knowledge and belief and that my signature typed below constitutes my signature.

Anthony Merante (signature)

Anthony Merante, INCORPORATOR
2070 Central Park Avenue
2nd Floor
Yonkers, NY 10710

Filed by:
Anthony Merante
2070 Central Park Avenue
2nd Floor
Yonkers, NY 10710

VCORP SERVICES, LLC (HD)
DRAWDOWN
CUSTOMER REF# 1616419